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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Sofamor Danek Group, Inc. 1993 Long-Term Incentive Plan on Form S-8 (File No. 33-60840) of our report dated February 2, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of Sofamor Danek Group, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, which report is included as an exhibit to Form 10-K.



Memphis, Tennessee                                  COOPERS & LYBRAND L.L.P.
March 23, 1998





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CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Sofamor Danek Group, Inc. Incentive Stock Option Plan on Form S-8 (File No. 33-43614) of our report dated February 2, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of Sofamor Danek Group, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997, which report is included as an exhibit to Form 10-K.

                                COOPERS & LYBRAND L.L.P.


Memphis, Tennessee
March 23, 1998





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CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Sofamor Danek Group, Inc. Employee Stock Purchase Plan on Form S-8 (File No. 33-43597) of our report dated February 2, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of Sofamor Danek Group, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for the three years in the period ended December 31, 1997, which report is included as an exhibit to Form 10-K.



                                                     COOPERS & LYBRAND L.L.P.


Memphis, Tennessee
March 23, 1998